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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       NORTHERN WAY RESOURCES, INC.
                       ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number) Identification No.) incorporation or organization)

                      Northern Way Resources, Inc.
                        Keith Andrews, President
                      627 Moberly Road, Suite 601
                      Vancouver, British Columbia
                             Canada V5Z 4B3
                       Telephone: (604) 681-6466
                       Facsimile: (604) 681-2161
--------------------------------------------------------------
(Address and telephone number of principal executive offices)

                      Empire Stock Transfer Inc.
                  7251 West Lake Mead Blvd, Suite 300
                       Las Vegas, Nevada, 89128
                      Telephone: (702) 562-4091
--------------------------------------------------------------
  (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $457,225         $0.10          $457,225     $53.82
-----------------------------------------------------------------------

(1) Based on the last sales price on March 29, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated June 9, 2005




                                   PROSPECTUS
                          NORTHERN WAY RESOURCES, INC.
                                4,572,250 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

 Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: June 9, 2005

                                Table Of Contents
                                                                PAGE
Summary .......................................................  6
Risk Factors ..................................................  7
  -  If we do not obtain additional financing, our business
     will fail ................................................  8
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  8
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  8
   -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  8
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9
  -  Even if we discover commercial reserves of precious metals on the River Gold Property, we may not be able to successfully obtain commercial production .............................  9
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ......................................  9
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .......... 10
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock .................................... 10
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Securityholders ....................................... 11
Plan of Distribution .......................................... 15
Legal Proceedings ............................................. 16
Directors, Executive Officers, Promoters and Control Persons.. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 24
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 25
Executive Compensation ........................................ 27
Financial Statements .......................................... 28
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................... 37

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset known as the River Gold property located 32 kilometers northeast of the city of Sudbury, Ontario. Pursuant to a Mineral Property Purchase Agreement dated March 30, 2005, we acquired a 100% undivided right, title and interest in and to the claim. The vendor of the River Gold property is Terry Loney of Garson, Ontario.

Our objective is to conduct mineral exploration activities on the River Gold property to assess whether it possesses economic reserves of gold, copper, nickel, platinum and palladium. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 1, 2005 under the laws of the state of Nevada. Our principal offices are located at 627 Moberly Road, Suite 601, Vancouver, British Columbia, Canada V5Z 4B3. Our telephone number is (604) 773-4853, and our fax number is (604)628-4688.

The Offering:

Securities Being Offered Up to 4,572,250 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the  4,572,250  shares of common stock have been
                             sold, the shares no longer need to be registered to
                             be sold or we decide to terminate the  registration
                             of the shares.
Securities Issued
And to be Issued             7,572,250 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the common  stock by the selling shareholders.

Summary Financial Information

                                             March 31, 2005

Cash                                            $19,782
Total Assets                                    $19,782
Liabilities                                     $ 5,642
Total Stockholders' Equity                      $14,140

Statement of Loss and Deficit

                           From Incorporation on
                       February 1, 2005 to March 31, 2005

Revenue                           $     0
Net Loss and Deficit             ($14,760)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the River Gold property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the River Gold property. While we have sufficient funds to conduct the phase one and two exploration programs on the property with an estimated budget of $5,000 and $10,000 respectively, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the River Gold property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the River Gold property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the River Gold property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 1, 2005 and to date have been involved primarily in organizational activities and the acquisition and purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the River Gold property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The  search  for  valuable  minerals  as a  business  is  extremely  risky.  The likelihood of our mineral claim containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the River Gold property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended March 31, 2005 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE RIVER GOLD PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The River Gold property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the River Gold property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Keith Andrews, spends approximately 20% of his business time providing his services to us. While Mr. Andrews presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                          Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                         Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 4,572,250 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 4,555,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 9, 2005; and

2. 17,250 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 29, 2005; and

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                         Total Number
                                         Of Shares To    Total Shares Percent
                                         Be Offered For  Owned Upon   Owned Upon
Name Of                  Shares Owned    Selling         Completion   Completion
Selling                  Prior To This   Shareholders    Of This      Of This
Stockholder              Offering        Account         Offering     Offering
-------------------------------------------------------------------------------

Steven Andrews
12 -1445 Vine  Road
Pemberton, BC  V0N 1L0     360,000        360,000          Nil         Nil

Henry Touwslager
829 East 14th Avenue
Vancouver, BC  V5T 2N5     320,000        320,000          Nil         Nil

Johnny Reinsma
254 - 8623 Granville St.
Vancouver, BC  V6P 5A1     320,000        320,000          Nil         Nil

Janine Brunelle
829 East 14th Avenue
Vancouver, BC  V5T 2N5     320,000        320,000          Nil         Nil

Dave Packman
1402 - 1650 Burnaby St.
Vancouver, BC V6G 1X3      320,000        320,000          Nil         Nil

                                         Total Number
                                         Of Shares To    Total Shares Percent
                                         Be Offered For  Owned Upon   Owned Upon
Name Of                  Shares Owned    Selling         Completion   Completion
Selling                  Prior To This   Shareholders    Of This      Of This
Stockholder              Offering        Account         Offering     Offering
-------------------------------------------------------------------------------

Jason Schlombs
202 - 1445 Pendrell St.
Vancouver, BC  V6G 1S3     275,000        275,000          Nil         Nil

Peter Ruzinski
2325 Whitman Avenue
North Vancouver, BC
V7H 2C6                    360,000        360,000          Nil         Nil

Greg Funk
12 - 1445 Vine Road
Pemberton, BC  V0N 2L1     275,000        275,000          Nil         Nil

Robin Bjorklund
610 - 815 W. Hastings St.
Vancouver, BC V6C 1B4      275,000        275,000          Nil         Nil

Darrell Woronchak
702 - 1552 Esquimalt Ave
West Vancouver, BC
V7V 1R3                    360,000        360,000          Nil         Nil

Amber Houssian
301 - 1233 Beach Ave
Vancouver, BCV6E 1V4       275,000        275,000          Nil         Nil

Mike Hamer
2802 Glen Drive
Coquitlam, BC V3B 2P5      360,000        360,000          Nil          Nil

Chris Norton
2454 Caledonia Avenue
North Vancouver,BC
V7G 1T9                    275,000        275,000          Nil          Nil

Ian Zweig
3135 Benbow Road
West Vancouver, BC
V7V 3E1                    230,000        230,000          Nil          Nil

Elaine Zweig
3135 Benbow Road
West Vancouver, BC
V7V 3E1                    230,000        230,000          Nil          Nil

Jancis Andrews
6516 Bjorn Place
Sechelt, BC  V0N 3A8           800        800              Nil          Nil

                                         Total Number
                                         Of Shares To    Total Shares Percent
                                         Be Offered For  Owned Upon   Owned Upon
Name Of                  Shares Owned    Selling         Completion   Completion
Selling                  Prior To This   Shareholders    Of This      Of This
Stockholder              Offering        Account         Offering     Offering
-------------------------------------------------------------------------------

Dana Torrell
317 - 145 W. Keith Road
North Vancouver, BC
V7M 1L3                      1,000        1,000            Nil          Nil

Brenden Torrell
3135 Benbow Road
West Vancouver, BC
V7V 3E1                      1,800        1,800            Nil          Nil

Tara Torrell
3135 Benbow Road
West Vancouver, BC
V7V 3E1                      1,200        1,200            Nil          Nil

Cal Wang
2656 Hardy Crescent
North Vancouver, BC
V7H 1K2                        750        750              Nil          Nil

Jorcelyn Wang
2656 Hardy Crescent
North Vancouver, BC
V7H 1K2                      1,500        1,500            Nil          Nil

Asiza Ilicic
101 - 388 Drake Street
Vancouver, BC V6B 6A8        1,000        1,000            Nil          Nil

Dann Ilicic
101 - 388 Drake Street
Vancouver, BC V6B 6A8        1,000        1,000            Nil          Nil

Jeff Warkentin
4610 Kelly Drive
Delta, BC V4K 1G6            1,300        1,300            Nil          Nil

Michelle Poulsen
4610 Kelly Drive
Delta, BC V4K 1G6            1,300        1,300            Nil          Nil

Doug Kwan
229 East 20th Street
North Vancouver, BC
V7L 3A6                        900        900              Nil          Nil

Tyler Dawson
141 - 6200 McKay Avenue
Burnaby, BC   V5H 4M9        1,100        1,100            Nil          Nil

                                         Total Number
                                         Of Shares To    Total Shares Percent
                                         Be Offered For  Owned Upon   Owned Upon
Name Of                  Shares Owned    Selling         Completion   Completion
Selling                  Prior To This   Shareholders    Of This      Of This
Stockholder              Offering        Account         Offering     Offering
-------------------------------------------------------------------------------

Craig Turner
1275 3rd Street
West Vancouver, BC
V7S 1H8                      1,100        1,100            Nil         Nil

Ryan Graham
306 - 1318 W. 6th Avenue
Vancouver, BC  V6H 1A7       1,200        1,200            Nil         Nil

Shannon Graham
306 - 1318 W. 6th Avenue
Vancouver, BC  V6H 1A7       1,300        1,300            Nil         Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,572,250 shares of common stock outstanding on the date of this prospectus.

Our sole director and officer, Keith Andrews, has the following relationships with selling securityholders:

1.       Steven Andrews is his son;

2.       Elaine Zweig is his sister;

3.       Jancis Andrews is his mother;

4.       Dana Torrell is his niece;

5.       Brenden Torrell is his nephew; and

6.       Tara Torrell is his niece.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been our officer or director.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                                    Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada 89128.

           Director, Executive Officer, Promoters And Control Persons

Our executive officer and director and his respective age as of the date of this prospectus is as follows:

Director:

Name of Director                 Age

Keith Andrews                    46

Executive Officer:

Name of Officer                  Age            Office
---------------------           -----           -------
Keith Andrews                    46             President, CEO
                                                Secretary, Treasurer,
                                                And Director

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Keith Andrews has acted as our president, chief executive officer, secretary, treasurer and a director since our incorporation on February 1, 2005. From August 1997 to November 2000, Mr. Andrews was vice-president of development for Whitewater Ice, a Bellingham, Washington based private company specializing in public/private partnership joint ventures for large scale recreational facilities. Mr. Andrews was responsible for negotiating land partnerships with municipalities, acquiring private funding, and developing an operation plan. In February 2000, Mr. Andrews joined Verb Exchange, a high technology start-up company based in Vancouver, British Columbia, that is involved in unified communications and broadcast messaging. He was involved in forming the company, raising initial start-up capital, and deploying a North American sales channel. In April 2004, he left Verb Exchange to form Chicane Marketing Group Inc., a private Vancouver-based marketing company that services sports and entertainment franchises throughout North America. Mr. Andrews continues to act as the principal of Chicane Marketing Group Inc.

Mr. Andrews does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Andrews intends to devote approximately 20% of his business time to our affairs.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by the board of directors and will hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

     Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Keith Andrews                      3,000,000      39.6%
Stock          President, Chief
               Executive Officer,
               Secretary, Treasurer
               and Director
               627 Moberly Road, Suite 601
               Vancouver, BC V5Z 4B3

Common         All officers and directors         3,000,000      39.6%
Stock          as a group that consists of
               one people

The percent of class is based on 7,572,250 shares of common stock issued and outstanding as of the date of this prospectus.


                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 2, 2005, there were 7,572,250 shares of our common stock issued and outstanding held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Craig J. Shaber, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

       Disclosure Of Commission Position Of Indemnification For
                     Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on February 1, 2005 under the laws of the state of Nevada. On that date, Keith Andrews was appointed as our director. As well, Mr. Andrews was appointed as our president, chief executive officer, secretary and treasurer.

                         Description Of Business

In General

We intend to commence operations as an exploration stage company. We own a 100% undivided right, title and interest in and to the mineral property known as the River Gold claim. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the River Gold property in order to ascertain whether it possesses economic quantities of gold, copper, nickel, platinum and paladium. There can be no assurance that economic mineral deposits or reserves exist on the River Gold property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the River Gold property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the River Gold claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Description, Location and Access

The River Gold property is located about 32 kilometers northeast of the City of Greater Sudbury in the western half of Scadding Township, immediately south of Wanapitei Lake in Ontario, Canada. The property can be accessed by traveling west from the Kukagami Lake Road along several old trails and logging roads; alternatively, access can be made via the Wanapitei River which passes through the western and southern parts of the claim.

Climate and Physiography

The River Gold property area is considered to have a humid, high cool temperate eco-climate with an average mean annual temperature of 3.5(0) Celsius. Average annual precipitation is 872 millimeters and snow cover is deepest in January and February with an average depth of 0.40 meters.

The land is dominated by a cover of mixed wood forest that includes sugar maple, yellow birch, poplar, eastern hemlock, eastern white pine and red pine. Other species found in wet regions include the red maple, black ash, white spruce, tamarack and eastern white cedar. The area is well-glaciated, characterized by exposed rock on the property surface. Wildlife includes white tailed deer, wolf, lynx moose, black bear, chipmunk, brown and black squirrel, beaver, snowshoe hare and rabbit.

River Gold Claim Mineral Property Purchase Agreement

On March 30, 2005, we entered into an agreement with Terry Loney of Garson, Ontario whereby he sold a 100% undivided right, title and interest in and to the River Gold claim to us for $7,000. We completed the purchase of the property on March 30, 2005.

The River Gold property consists of one mining claim covering 112 hectares. The claim is registered with the Ontario government under claim number S-3018929. The claim expires on January 27, 2006. In order to extend this expiry date on an annual basis, we must incur at least $2,400 in exploration work on the claim prior to the expiry date. Otherwise, we will lose our ownership of the claim comprising the River Gold property.

Infrastructure and Condition of the Property

The River Gold property is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the River Gold property.

Mineralization

The River Gold property is underlain by intrusive rocks which have penetrated pre-existing sedimentary rocks, which are layers of rock that has accumulated and hardened over time. An intrusion is a body of rock that has been forced into or between other rocks due to sub-surface volcanic activity. Significant mineralization may be found in areas where intrusions have occurred.

The spatial association between these two dominant rock types provides an environment that is conducive to mineralization. There are no known mineral showings on the River Gold property.

Exploration History

No known exploration activity has occurred on the River Gold property.

Geological Report

We commissioned Scott Jobin-Bevans to prepare a geological report on the River Gold property. Mr. Jobin-Bevans holds bachelor and masters degrees in geology from the University of Manitoba, Canada and a Ph.D. in Geology from the University of Western Ontario. He is a member of the Society of Economic Geologists, the Prospectors and Developers Association of Canada, and the Canadian Institute of Mining, Metallurgy and Petroleum. He holds an active prospector's license for the province of Ontario and has been active in mineral exploration as a consultant since 1988 and a member of the Association of Professional Geoscientists of Ontario.

Conclusions

In his report, Mr. Jobin-Bevans concludes that the River Gold property overlies an area prospective for the discovery of copper, nickel, gold, platinum and palladium mineralization. Mr. Jobin-Bevans recommends a two phase exploration program consisting of geological mapping, sampling and prospecting, followed by geophysical surveys, in order to identify targets for future drilling.

Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content. Prospecting is the analysis of rocks on the property surface with a view to discovering indications of potential mineralization.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.
Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the property's merit.

Proposed Budget

Approximate costs for the recommended two phase program are as follows:


Phase One:

1. Geological Review                                   $   500
2. Geological Mapping and Sampling (GPS)               $ 2,500
3. Report Writing/Consulting                           $ 1,500
4. Operating Supplies                                  $   500
                                                       -------
Total Phase I Costs:                                   $ 5,000

Phase Two:

1. Geophysical Survey (targets for drilling)           $ 6,250
2. Follow-up Mapping and Sampling                      $ 1,500
3. Report Writing/Consulting                           $ 1,500
4. Operating Supplies                                  $   750
                                                       -------
Total Phase II Costs:                                  $10,000
                                                       -------
Grand Total Exploration Costs:                         $15,000
                                                       =======



Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. While we do not require any authorization to proceed with the initial two phases of the recommended exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for any subsequent drilling program and any other exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined. A work permit is also required for the erection of structures on the property. There is no charge to obtain a work permit under the Mining Act.

When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected. We anticipate that the cost of a bond for the phase three drilling program would not exceed $5,000.

We may also be required to file statements of work with the Ministry of Northern Development and Mines. Such statements would be filed following the completion of the exploration and would cost approximately $500. The filing of statements of work would not have any impact on the timing or completion of our exploration program. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We will not incur any regulatory compliance costs in the first two phases of proposed exploration. The amount of these costs for subsequent exploration phases is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                           Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the River Gold property. We anticipate that the cost of these programs will be approximately $15,000. We anticipate commencing the phase one program in the late summer of 2005 and completing it within one month of commencement. We anticipate commencing the phase two program in the fall of 2005 and completing it within two months of commencement. We have not retained a geologist to conduct this exploration work.

In the next 12 months, we also anticipate spending an additional $15,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $30,000.

While we have sufficient funds on hand to cover anticipated exploration expenses in the next twelve months, we will require additional funding in order to cover all of our anticipated administrative expenses and to proceed with any subsequent exploration work on the River Gold property.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through March 31, 2005

We have not earned any revenues from our incorporation on February 1, 2005 to March 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the River Gold property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $14,760 for the period from our inception on February 1, 2005 to March 31, 2005. These operating expenses were comprised of $18 in bank charges, $500 in organization costs, $600 in donated rent, $1000 in donated services, $2000 in legal fees, $7,000 in mineral property costs and $3,642 in accounting and audit fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.


                       Description Of Property

We have the sole and exclusive right and option to acquire an 100% undivided right, title and interest in and to one mineral claim comprising the River Gold property. We do not own or lease any property other than the River Gold property.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Keith Andrews;
  *  Any member of the immediate family of any of the foregoing persons.

       Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  31  registered
shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after February 11, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 75,722 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 1, 2005 to March 31, 2005 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock    SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Keith   Pres. 2005   $0     0      0        0      0       0     0
Andrews CEO
        Sec.
        Tres.
        & Dir


Stock Option Grants

We have not granted any stock options to the executive officer since our inception.


Consulting Agreements

We do not have any employment or consulting agreement with Mr. Andrews. We do not pay him any amount for acting as director.


Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending March 31, 2005, including:

  a. Report of Independent Registered Public Accounting Firm;

  b. Balance Sheet;

  c. Statement of Operations;

  d. Statement of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to the Financial Statements

                          NORTHERN WAY RESOURCES, INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                 March 31, 2005




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

================================================================================
Dale Matheson
Carr-Hilton Labonte
Chartered Accountants
================================================================================


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Northern Way Resources Inc.

We have audited the balance sheet of Northern Way Resources Inc. (an exploration stage company) as at March 31, 2005 and the statements of operations, stockholders' equity and its cash flows for the period from February 1, 2005 (inception) to March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from February 1, 2005 (inception) to March 31, 2005 in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on raising additional capital to fund future operations and on generating net profits from its planned business operations raising doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             "Dale Matheson Carr-Hilton LaBonte"
                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
May 30, 2005

================================================================================
Vancouver - Suite 1700-1140 West Pender Street, Vancouver, B.C. Canada V6E 4G1
            Tel: 604-687-4747 Fax: 604-687-4216
          - Suite 1300-1140 West Pender Street - Regulatory and Tax Practices Office - Tel: 604-687-4747 Fax: 604-689-2778
================================================================================

                          NORTHERN WAY RESOURCES, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                                 March 31, 2005


                                                                   2005
                                                             ------------------


                                         ASSETS

CURRENT
   Cash                                                        $    19,982
                                                              ==================


                                       LIABILITIES

CURRENT
    Accounts payable and accrued liabilities                   $     5,642
                                                              ------------------


                                  STOCKHOLDERS' EQUITY

   Common stock (Note 4)
   75,000,000 shares authorized, $0.001 par value,
   7,572,250 shares outstanding                                      7,572
   Additional paid-in capital                                       19,928
   Donated capital                                                   1,600
   Deficit accumulated during the exploration stage                (14,760)
                                                              ------------------
                                                                    14,340
                                                              ------------------

                                                               $    19,982
                                                              ==================



Nature and Continuance of Operations - Note 1



   The accompanying notes are an integral part of these financial statements

                          NORTHERN WAY RESOURCES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS

                                                 February 1, 2005 (Inception) to
                                                             March 31,
                                                               2005
                                                 -------------------------------

Expenses
Accounting and audit fees                                    $       3,642
Bank charges                                                            18
Donated rent (Note 5)                                                  600
Donated services (Note 5)                                            1,000
Legal                                                                2,000
Organizational
costs                                                                  500
Mineral property costs (Note 3)                                      7,000
                                                                         _
                                                            ---------------
Net loss for the period                                     $       14,760
                                                          ==================
Basic and diluted loss per share                            $         0.01
                                                          ==================

Weighted average number of shares outstanding                    4,457,665
                                                          ==================





    The accompanying notes are an integral part of these financial statements

                          NORTHERN WAY RESOURCES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          for the period February 1, 2005 (Inception) to March 31, 2005




                                                                                               Deficit
                                                                                               Accumulated
                                   Common Shares             Additional                        During the
                            ----------------------------      Paid-in         Donated          Exploration
                            Number           Par Value        Capital         Capital          Stage              Total
                            ----------------------------------------------------------------------------------------------------
Capital stock issued for cash
- at $0.001                   3,000,000      $    3,000       $          -    $          -     $          -      $       3,000
- at $0.005                   4,555,000           4,555             18,220               -                -             22,775
- at $0.10                       17,250              17              1,708               -                -              1,725
Donated services and rent             -               -                  -           1,600                -              1,600
Net loss for the period               -               -                  -               -          (14,760)    (       14,760)
                            -------------    -------------    -------------   -------------    -------------    ---------------
Balance, March 31, 2005       7,572,250      $    7,572       $     19,928    $      1,600     $    (14,760)     $      14,340
                            ====================================================================================================





    The accompanying notes are an integral part of these financial statements

                          NORTHERN WAY RESOURCES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS


                                                                                February 1, 2005
                                                                                 (Inception) to
                                                                                  March 31, 2005
                                                                                ------------------
Cash flows from operating activities
         Net loss for the period                                                $   (     14,760)
         Adjustments to reconcile net loss to net cash from
         operating activities:
             Non cash donated services and rent                                            1,600
                      Accounts payable and accrued liabilities                             5,642
                                                                                -----------------

Net cash used in operating activities                                               (       7,518)

Cash flows from financing activities

         Capital stock issued                                                              27,500
                                                                                -----------------

Net cash from financing activities                                                         27,500
                                                                                -----------------

Increase in cash during the period                                                         19,982

Cash, beginning of the period                                                                   -
                                                                                -----------------

Cash, end of the period                                                         $          19,982
                                                                                =================

Supplemental cash flow information:

Interest paid                                                                   $               -
                                                                                =================

Income taxes paid                                                               $               -
                                                                                =================


    The accompanying notes are an integral part of these financial statements

                          NORTHERN WAY RESOURCES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2005

Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada on February 1, 2005 and is in the exploration stage. The Company has acquired a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on the going concern basis of accounting. The Company has incurred initial losses since inception resulting in an accumulated deficit of $14,760 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              Management anticipates that funding for the Company's operations for the next 12 months will be available through cash on hand, advances from the sole director or additional equity financing.


Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------

              These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

              Exploration Stage Company
              -------------------------

              The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration stage enterprise.

              Mineral Property
              ----------------

              Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. As at March 31, 2005, any potential costs relating to the retirement of the Company's mineral property interest are not determinable.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Use of Estimates and Assumptions
              --------------------------------

              The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------

              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------

              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. It is management's determination that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Environmental Costs
              -------------------

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plans of action based on the then known facts.

              Income Taxes
              ------------

              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At March 31, 2005 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------

              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements

              In December 2004, the FASB issued SFAS No.123R (revised 2004), "Share-Based Payment." SFAS No. 123(R) will provide investors and other users of financial statements with more complete financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123(R) replaces FASB Statement No. 123, "Accounting for
              Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Public entities (other than those filing as small business issuers) will be required to apply SFAS No. 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. Management does not expect the adoption of SFAS 123 to have a material impact on the Company's financial position or results of operations.

Note 3        Mineral Property
              ----------------

              River Gold Property
              -------------------

              Pursuant to a mineral property purchase agreement dated March 30, 2005, the Company acquired a 100% undivided right, title and interest in a mineral claim, known as "River Gold Property", located in the Scadding Township, Sudbury Mining Division, Ontario, Canada by paying $7,000.

Note 4        Capital Stock
              -------------

              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share.

              During the period from February 1, 2005 (Inception) to March 31, 2005, the Company issued 7,572,250 shares of common stock for total proceeds of $27,500.

              At March 31, 2005 there were no outstanding stock options or warrants.


Note 5        Related Party Transactions
              --------------------------

              The President provides management services and office premises to the Company. The services are valued by management at $500 per month and the office premises are valued by management at $300 per month. During the period ended March 31, 2005, donated services of $1,000 and donated rent expense of $600 were charged to operations. Related party transactions are recorded at exchange amounts.

Note 6        Income Taxes
              ------------

              The significant components of the Company's potential deferred tax assets are as follows:

                                                                     March 31,
                                                                       2005
   Deferred Tax Assets
      Non-capital loss carryforward                                $     1,974
      Less:  valuation allowance for potential deferred tax asset       (1,974)
                                                                   -------------
                                                                   $         -



              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $13,000 at March 31, 2005, which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2025. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.




                         Changes In And Disagreements With Accountants on
                   Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officer and director is indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

          (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

          (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

          (3) a transaction from which the director derived an improper personal profit; and

          (4)  willful misconduct.

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

          (1)  such indemnification is expressly required to be made by law;

          (2)  the proceeding was authorized by our Board of Directors;

          (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

          (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $     53.82
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  6,000.00
Legal fees and expenses                                     $  3,500.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 12,053.82
                                                            ===========


All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to Keith Andrews, our president, chief executive officer, secretary, treasurer and a director. The total amount received from this offering was $3,000. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 4,555,000 shares of our common stock at a price of $0.005 per share to a total of fifteen purchasers on March 9, 2005. The total amount received from this offering was $22,775. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:




          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Steven Andrews                       360,000
          Henry Touwslager                     320,000
          Johnny Reinsma                       320,000
          Janine Brunelle                      320,000
          Dave Packman                         320,000
          Jason Schlombs                       275,000
          Peter Ruzyski                        360,000
          Greg Funk                            275,000
          Robin Bjorklund                      275,000
          Darryl Woronchak                     360,000
          Amber Houssian                       275,000
          Mike Hamer                           360,000
          Chris Norton                         275,000
          Ian Zweig                            230,000
          Elaine Zweig                         230,000

We completed an offering of 17,250 shares of our common stock at a price of $0.10 per share to a total of fifteen shareholders on March 29, 2005. The total amount received from this offering was $1,725. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Jancis Andrews                           800
          Dana Torrell                           1,000
          Brenden Torrell                        1,800
          Tara Torrell                           1,200
          Cal Wang                                 750
          Jorcelyn Wang                          1,500
          Aziza Ilicic                           1,000
          Dan Ilicic                             1,000
          Jeff Warkentin                         1,300
          Michelle Warkentin                     1,300
          Doug Kwan                                900
          Tyler Dawson                           1,100
          Craig Turner                           1,100
          Ryan Graham                            1,200
          Shannon Graham                         1,300

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.



                              Exhibits
Exhibit
Number    Description

  3.1     Articles of Incorporation
  3.2     Bylaws
  5.1     Legal opinion of Craig J. Shaber, with consent to use
 10.1     Mineral Property Purchase Agreement dated March 30, 2005
 23.1     Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
          Accountants
 23.2     Consent of Scott Jobin-Bevans, professional geologist
 99.1     Claim location map

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May o, 2005.

                              Northern Way Resources, Inc.

                              By:/s/ Keith Andrews
                              ------------------------------
                              Keith Andrews
                              President, Chief Executive Officer,
                              Principal Accounting Officer
                              Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Keith Andrews       President, Chief Executive           June 9, 2005
----------------------- Officer, Secretary, Treasurer,
Keith Andrews           Principal Accounting Officer,
                        Principal Financial Officer
                        and Director